SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2013

SYMBID CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

We previously announced in a Form 8-K dated September 3, 2013, the filing of a Certificate of Amendment with the Nevada Secretary of State on September 4, 2013 in which we changed our name to Symbid Corp. Financial Industry Regulatory Authority (“FINRA”) advised us on September 12, 2013 that the name change will be announced by FINRA on September 24, 2013 with an effective date of September 25, 2013 (the “Effective Date”). At the open of trading on the Effective Date, our trading symbol will change to “SBID”.

We previously announced in a Form 8-K dated September 3, 2013, a 25:1 forward stock split of our common stock in the form of a dividend with a Record Date of September 16, 2013. The Payment Date will be September 18, 2013, the Ex-Dividend Date will be September 19, 2013 and the Due Bill Redeemable Date will be September 23, 2013. The stock split in the form of a dividend will entitle each shareholder of our common stock as of the Record Date to receive 24 additional shares of common stock for each one share owned.  Additional shares issued as a result of the stock split will be distributed on the Payment Date.  Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their common stock before the Ex-Dividend Date are selling away their right to the stock dividend. Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date.  As of the Ex-Dividend Date, our common stock will trade on a post-split adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: September 16, 2013	By:	/s/ Noah Levinson
Name: Noah Levinson Title: President

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